UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023 (March 7, 2023)

SHOALS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way
Portland, Tennessee	37148
(Address of principal executive offices)	(Zip Code)

(615) 451-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 7, 2023, Shoals Technologies Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Shoals Parent LLC, Solon Holdco I, LLC and Solon Holdco II, LLC as selling stockholders (the “Selling Stockholders”), and Morgan Stanley & Co. LLC, as the underwriter (the “Underwriter”), relating to the public offering of 24,501,650 shares of Class A common stock by the Selling Stockholders (the “Offering”). The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Underwriter, as well as termination and other customary provisions. Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriter an option to purchase up to an additional 3,675,247 shares of Class A common stock.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-268610) that became effective under the Securities Act of 1933, as amended (the “Securities Act”) when filed with the SEC on November 30, 2022, and a related prospectus supplement dated March 7, 2023.

The Offering closed on March 10, 2023. The Company will not receive any of the proceeds from the sale of Class A common stock by the Selling Stockholders.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto, and is incorporated by reference herein.

Kirkland and Ellis LLP has issued an opinion, dated March 10, 2023, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

Forward Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding uses of cash, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets, as well as other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 7, 2023, by and among Shoals Technologies Group, Inc., Shoals Parent LLC, the selling stockholders party thereto and Morgan Stanley & Co. LLC, as the underwriter.

5.1	Opinion of Kirkland & Ellis LLP, dated March 10, 2023.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

Date: March 10, 2023	By:	/s/ Jason Whitaker
Jason Whitaker
Chief Executive Officer

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